TRUEYOU.COM, INC.
501 Merritt SevenNorwalk,
CT 06851

July 11, 2006

LAURUS MASTER FUND, LTD.
825 Third Avenue, 14th Floor
New York, New York 10022
Attention:   Pat Regan

Dear Pat,

        Pursuant to our Restricted Account Agreement dated June 30, 2006, please wire $21,566,000 pursuant to the instructions below.

   1.     $13,210,278.00 to TrueYou.com, Inc. pursuant to the following wire instructions:

Bank Name:
ABA Number:
Account Name:	TrueYou.com, Inc.
Account Number:

   2.     $8,345,722.00 to TrueYou.com, Inc. pursuant to the following wire instructions:

Bank Name:	State Street Bank & Trust Co.
1776 Heritage Trail
North Quincy, MA 02170
ABA Number:	011000028
Account Name:	Technology Investment Capital Corp
8 Sound Shore Drive, Suite 255
Greenwich, CT 06830
Account Number:	00034439
OBI:	6634

Very truly yours,

TRUEYOU.COM, INC.

By:________________________________
Name:
Title: